                                  EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 1997


                                            PERCENTAGE OF       JURISDICTION
   NAME OF SUBSIDIARY                        STOCK OWNED      OF INCORPORATION
   ------------------                       -------------     ----------------
1. Gulf Southwest Nevada Bancorp, Inc.          100.0%             Nevada


   SUBSIDIARIES OF GULF SOUTHWEST           PERCENTAGE OF       JURISDICTION
         NEVADA BANCORP, INC.                STOCK OWNED      OF INCORPORATION
   ------------------------------           -------------     ----------------
1. Merchants Bank                               100.0%             Texas

2. Funds Management Group, Inc.                  80.0%             Texas